Exhibit 23(c)


                        INDEPENDENT ACCOUNTANTS' CONSENT


The Board of Directors
American National Bancorp, Inc.

We consent to the use of our reports incorporated herein by reference and to the reference to our firm under the heading "Experts."

/s/ KPMG Peat Marwick LLP

Baltimore, Maryland
August 28, 1997